                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934, (Amendment No._________)


Filed by the registrant _____

Filed by a party other than the registrant  __X___

Check the appropriate box:

__X___   Preliminary proxy statement
______ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
______   Definitive proxy statement
______   Definitive additional materials
______   Soliciting material pursuant to rule 14a-11(c) or Rule 14a-12

                               MARKET FACTS, INC.
                               ------------------
                (Name of Registrant as Specified in Its Charter)

                                R.R. Donnelley
                                 -------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check appropriate box):

__X____  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Items 22(a)(2) of Schedule 14A.
______ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
______ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies: N/A

         (2) Aggregate number of securities to which transactions applies: N/A

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

         (4) Proposed maximum aggregate value of transaction: N/A

         (5) Total fee paid: N/A

______   Fee paid previously with preliminary materials.

______ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee as paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid: N/A

         (2) Form, schedule or registration statement number: N/A

         (3) Filing party: N/A

         (4) Date filed: N/A

                              MARKET FACTS, INC.


                           3040 West Salt Creek Lane
                       Arlington Heights, Illinois 60005

================================================================================


                                   NOTICE OF

                                ANNUAL MEETING

                                      AND

                                PROXY STATEMENT



================================================================================



                        ANNUAL MEETING OF STOCKHOLDERS


                                APRIL 24, 1996

                              MARKET FACTS, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 24, 1996

To the Stockholders of Market Facts:

  Notice is hereby given that the Annual Meeting of Stockholders of Market Facts, Inc., a Delaware corporation, will be held at the Arlington Park Hilton Hotel, Euclid Avenue & Rohlwing Road in Arlington Heights, IL on Wednesday, April 24, 1996 at 10:30 AM for the following purposes:

  (1) To elect four (4) directors to serve for a term of three (3) years each as specified in the proxy statement or until their successors are elected and qualify.

  (2) To consider and act upon the proposed Market Facts 1996 Stock Plan.

  (3) To consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock, $1.00 par value per share, from 5,000,000 shares to 10,000,000 shares.

  (4) To transact such other business as may properly come before the meeting.

  The Annual Report of the Company for the fiscal year ended December 31, 1995 accompanies this Notice.

                         By Order of the Board of Directors,



                         WESLEY S. WALTON
                         Secretary



Arlington Heights, Illinois
March 21, 1996


================================================================================
                                   IMPORTANT
  A proxy statement and proxy are submitted herewith. ALL STOCKHOLDERS ARE URGED TO COMPLETE AND MAIL THE PROXY PROMPTLY. The enclosed envelope for return of proxy requires no postage if mailed in the U.S.A. Stockholders attending the meeting may personally vote on all matters which are considered, in which event the signed proxy is revoked. It is important that your stock be voted.
================================================================================

                                                     Preliminary Proxy Statement


                              MARKET FACTS, INC.
                                PROXY STATEMENT
                           3040 West Salt Creek Lane
                       Arlington Heights, Illinois 60005
                                (847) 590-7000

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Market Facts, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on April 24, 1996. A stockholder may revoke a proxy at any time prior to the exercise of the powers therein granted. This may be done prior to the meeting by written revocation sent to the Secretary of the Company at the principal office of the Company, 3040 West Salt Creek Lane, Arlington Heights, Illinois 60005; or it may be done personally upon oral or written request at the Annual Meeting. All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally, by telephone, facsimile or by telegraph. This Proxy Statement and proxy are being mailed on or about March 21, 1996 to all stockholders of record on March 1, 1996.

                               VOTING SECURITIES

  The Board of Directors has fixed the close of business on March 1, 1996 as the record date for the determination of the stockholders entitled to vote at the meeting and any adjournment thereof, notwithstanding any subsequent transfers of stock. The stock transfer books of the Company will not be closed.

  On March 1, 1996, there were outstanding 1,926,769 shares of Common Stock of the Company, each of which shares is entitled to one vote.

  The following table sets forth all persons known by the Board of Directors to be beneficial owners of more than five percent of the Company's Common Stock outstanding as of March 1, 1996:

--------------------------------------------------------------------------------------
         NAME AND ADDRESS                    NUMBER OF SHARES AND            PERCENT
        OF BENEFICIAL OWNER           NATURE OF BENEFICIAL OWNERSHIP/(1)/    OF CLASS
--------------------------------------------------------------------------------------
   Bankmont Financial Corp.
      111 West Monroe St.                        248,897/(2)/                 12.92%
        P.O. Box 755
   Chicago, Illinois 60690
--------------------------------------------------------------------------------------
      Verne B. Churchill
       Market Facts, Inc.                        152,073/(3)/                  7.88%
    3040 West Salt Creek Lane
Arlington Heights, Illinois 60005
--------------------------------------------------------------------------------------
        Gregory J. Spagna
           Suite 1600                            140,000/(4)/                  7.27%
      25 West 45th Street
    New York, New York 10036
--------------------------------------------------------------------------------------
     Sanford M. Schwartz
   Market Facts--New York, Inc.                  101,848/(5)/                  5.29%
         902 Broadway
    New York, New York 10010
--------------------------------------------------------------------------------------

-----------------
(1) The nature of beneficial ownership of securities is direct, and arises from sole voting and investment power, unless otherwise indicated by footnote.

(2) As reported in Schedule 13G dated February 14, 1996, filed by Bankmont Financial Corp., a wholly-owned subsidiary of Bank of Montreal. Bankmont Financial Corp., its wholly-owned subsidiary Harris Bankcorp, Inc., and its wholly-owned subsidiary Harris Trust and Savings Bank, expressly disclaim beneficial ownership of the 248,897 shares of Company Common Stock held by the Harris Trust and Savings Bank as Trustee of the Market Facts, Inc. Profit Sharing and Retirement Plan ("Profit Sharing Plan") and the Market Facts Employee Stock Ownership Plan ("ESOP").

(3) Includes 6,000 shares subject to immediately exercisable stock options, 2,807 shares allocated to Mr. Churchill under the ESOP and 45,569 shares held for the benefit of Mr. Churchill in the Market Facts Stock Fund of the Company's Profit Sharing Plan.

(4) As reported in Mr. Spagna's Schedule 13G dated January 3, 1996.

(5) Includes 100,000 shares which are subject to the terms of a Restricted Stock Award and vest 10% each year commencing January 5, 1993. As of March 1, 1996, 40,000 of such shares had vested. Upon the termination of Dr. Schwartz's employment with the Company, any unvested shares will be forfeited and returned to the Company. A total of 452 shares are allocated to Dr. Schwartz under the ESOP and 1,396 shares are held for the benefit of Dr. Schwartz in the Market Facts Stock Fund of the Company's Profit Sharing Plan.

    Information regarding shares of Common Stock of the Company beneficially owned by all directors and nominees, by all present directors and executive officers as a group, and by each Named Executive is included under "Information Respecting Nominees," "Continuing Directors" and "Security Ownership of Named Executive" on pages 4, 5 and 6 of this Proxy Statement.

                        ITEM 1.  ELECTION OF DIRECTORS

    At the Annual Meeting four (4) directors of the Company will be elected. The Company's Restated Certificate of Incorporation divides the Board of Directors, which presently consists of eleven directors, into three classes, each having a term of three years. Four directors, Messrs. Lawrence W. Labash, Thomas H. Payne, Sanford M. Schwartz and Wesley S. Walton, have been nominated by the Board of Directors to serve for a term of three years each. It is intended that the enclosed proxy shall be voted for the election of these four (4) nominees unless authority to do so is withheld. In the event any of said nominees shall cease to be a candidate for election for any reason, the proxy will be voted for a substitute nominee designated by the Board of Directors and for the remaining nominees so listed. The Board of Directors currently has no reason to believe that any nominee will be either unwilling or unable to serve as a director if elected. Any proxies given by stockholders cannot be voted for a greater number of persons than the number of nominees listed and identified.

INFORMATION RESPECTING NOMINEES


      NAME              AGE        PRINCIPAL OCCUPATION           DATE FIRST                                      % OF CLASS OWNED
                                    OR EMPLOYMENT FOR          ELECTED DIRECTOR      NUMBER OF COMMON SHARES
                                     LAST FIVE YEARS                               BENEFICIALLY OWNED 3/1/96/(1)/
----------------------------------------------------------------------------------------------------------------------------------

Lawrence W. Labash      48       Senior Vice President of      January 24, 1994             24,161/(2)/                  1.25%
                                 the Company.
----------------------------------------------------------------------------------------------------------------------------------
Thomas H. Payne         50       President and Chief           December 7, 1982             50,125/(3)/                  2.59%
                                 Operating Officer of the
                                 Company.
----------------------------------------------------------------------------------------------------------------------------------
Sanford M. Schwartz     44       Executive Vice President of   October 28, 1992            101,848/(4)/                  5.29%
                                 the Company and President
                                 of Market Facts--New York,
                                 Inc. since July, 1992;
                                 prior thereto, President of
                                 Elrick & Lavidge, a market
                                 research firm in New York,
                                 New York.
----------------------------------------------------------------------------------------------------------------------------------
Wesley S. Walton        57       Secretary of the Company;     April 27, 1988               24,000/(6)/                  1.25%
                                 and Chairman of the
                                 Management Committee for
                                 the law firm of Keck, Mahin
                                 & Cate, Chicago,
                                 Illinois.(5)
----------------------------------------------------------------------------------------------------------------------------------

(1) The nature of beneficial ownership of securities is direct, and arises from sole voting and investment power, unless otherwise indicated by footnote.

(2) Includes 5,000 shares subject to immediately exercisable stock options, 3,300 shares with respect to which voting and investment powers are shared, 1,352 shares allocated to Mr. Labash under the ESOP and 7,915 shares held for his benefit in the Market Facts Stock Fund of the Company's Profit Sharing Plan.

(3) Includes 15,000 shares subject to immediately exercisable stock options, 2,478 shares allocated to Mr. Payne under the ESOP and 5,990 shares held for his benefit in the Market Facts Stock Fund of the Company's Profit Sharing Plan.

(4) Includes 100,000 shares which are subject to the terms of a Restricted Stock Award and vest 10% each year commencing January 5, 1993. As of March 1, 1996, 40,000 of such shares had vested. Upon the termination of Dr. Schwartz's employment with the Company, any unvested shares will be forfeited and returned to the Company. A total of 452 shares are allocated to Dr. Schwartz under the ESOP and 1,396 shares are held for the benefit of Dr. Schwartz in the Market Facts Stock Fund of the Company's Profit Sharing Plan.

(5) Keck, Mahin & Cate serves as general counsel to the Company and is expected to continue in that capacity for the current year.

(6) Includes 2,000 shares held by the Wesley S. and Jurdis Walton Charitable Foundation, as to which voting and investment powers are shared.

CONTINUING DIRECTORS WHOSE TERMS OF OFFICE EXPIRE IN 1998


     NAME            AGE           PRINCIPAL OCCUPATION          DATE FIRST         NUMBER OF COMMON SHARES       % OF CLASS OWNED
                                    OR EMPLOYMENT FOR         ELECTED DIRECTOR    BENEFICIALLY OWNED 3/1/96/(1)/
                                     LAST FIVE YEARS
----------------------------------------------------------------------------------------------------------------------------------
William W. Boyd      69           Chairman of the Board of     January 24, 1994               None                        0%
                                  Sterling Plumbing Group,
                                  Inc., Rolling Meadows,
                                  Illinois since 1992;
                                  prior thereto, Chairman,
                                  President and Chief
                                  Executive Officer.(2)
----------------------------------------------------------------------------------------------------------------------------------
John C. Robertson    64           Chairman, Market Facts of    March 26, 1964               20,616                     1.07%
                                  Canada, Ltd.(3)
----------------------------------------------------------------------------------------------------------------------------------
Timothy Q. Rounds    57           Senior Vice President of     September 12, 1984           34,598/(4)/                1.79%
                                  the Company.
----------------------------------------------------------------------------------------------------------------------------------
Glenn W. Schmidt     53           Executive Vice President     July 23, 1980                62,350/(5)/                3.23%
                                  of the Company.
----------------------------------------------------------------------------------------------------------------------------------

(1) The nature of beneficial ownership of securities is direct, and arises from sole voting and investment power, unless otherwise indicated by footnote.

(2) Mr. Boyd is a trustee of the SteinRoe Income Trust, the SteinRoe Investment Trust and the SteinRoe Municipal Trust. He also is Chairman of the Board of Trustees of Elmhurst College, as well as a director of Cummins-Allison Corp. and Kohler Company.

(3) Until April 30, 1994, Mr. Robertson and his wife jointly owned the Canadian company which held 50% of the outstanding shares of Common Stock of Market Facts of Canada, Ltd. The Company acquired their interest in the Canadian company on April 30, 1994 and now has full ownership of Market Facts of Canada, Ltd.

(4) Includes 5,000 shares subject to immediately exercisable stock options and 1,453 shares allocated to Mr. Rounds under the ESOP.

(5) Includes 6,000 shares subject to immediately exercisable stock options, 7,800 shares held by Mr. Schmidt as custodian for his daughter, 2,304 shares allocated to him under the ESOP and 12,855 shares held for his benefit in the Market Facts Stock Fund of the Company's Profit Sharing Plan.

CONTINUING DIRECTORS WHOSE TERMS OF OFFICE EXPIRE IN 1997

      NAME              AGE          PRINCIPAL OCCUPATION         DATE FIRST       NUMBER OF COMMON SHARES      % OF CLASS OWNED
                                      OR EMPLOYMENT FOR        ELECTED DIRECTO R      BENEFICIALLY OWNED
                                       LAST FIVE YEARS                                    3/1/96/(1)/
----------------------------------------------------------------------------------------------------------------------------------

Verne B. Churchill       63       Chairman and Chief Executive   March 13, 1967          152,073/(2)/                 7.88%
                                  Officer of the Company.
----------------------------------------------------------------------------------------------------------------------------------

Karen E. Predow-James    47       Division Manager, Consumer     February 3, 1993           None                         0%
                                  Communications Services for
                                  AT&T, Basking Ridge, New
                                  Jersey since October, 1994;
                                  prior thereto, Vice
                                  President of The Chase
                                  Manhattan Bank, N.A., New
                                  York, New York.
----------------------------------------------------------------------------------------------------------------------------------
Jack R. Wentworth        67       Professor and former Dean,     April 27, 1988              200                      0.01%
                                  Graduate School of Business,
                                  Indiana University,
                                  Bloomington, Indiana.(3)
----------------------------------------------------------------------------------------------------------------------------------
ALL 21 PRESENT DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP                               648,806/(4)/                32.56%
----------------------------------------------------------------------------------------------------------------------------------

(1) The nature of beneficial ownership of securities is direct, and arises from sole voting and investment power, unless otherwise indicated by footnote.

(2) Includes 6,000 shares subject to immediately exercisable stock options, 2,807 shares allocated to Mr. Churchill under the ESOP and 45,569 shares held for the benefit of Mr. Churchill in the Market Facts Stock Fund of the Company's Profit Sharing Plan.

(3) Dr. Wentworth is also a director of Kimball International, Inc. and Lone Star Industries, Inc.

(4) Includes 18,600 shares with respect to which voting and investment powers are shared, 69,000 shares subject to immediately exercisable stock options, 21,354 shares allocated to executive officers under the ESOP and 96,497 shares held for the benefit of executive officers of the Company in the Market Facts Stock Fund of the Company's Profit Sharing Plan.


                  SECURITY OWNERSHIP OF NAMED EXECUTIVE/(1)/

                                APPROXIMATE NUMBER OF COMMON SHARES
     NAME                            BENEFICIALLY OWNED 3/1/96                % OF CLASS OWNED
------------------------------------------------------------------------------------------------------
Stephen J. Weber                             23,309/(1)/                            1.21%
------------------------------------------------------------------------------------------------------

----------------
(1) This table describes the beneficial ownership of shares held by the sole non-director Named Executive. Such shares include 13,630 shares held directly, 3,000 shares with respect to which voting and investment powers are shared, 5,000 shares subject to immediately exercisable options, and 1,679 shares allocated to Mr. Weber under the ESOP.

                   REMUNERATION OF NAMED EXECUTIVE OFFICERS

  The Summary Compensation Table which follows includes, for each of the fiscal years ended December 31, 1995, 1994, 1993, 1992 and 1991, individual compensation for services to the Company and its subsidiaries paid to: (i) the Chief Executive Officer and (ii) the four other most highly paid executive officers of the Company for 1995 (together the "Named Executives").

                          SUMMARY COMPENSATION TABLE

                            --------------------------------------------------------------------------------------------------------
                                          ANNUAL COMPENSATION                          LONG-TERM                   ALL OTHER
                                                                                      COMPENSATION              COMPENSATION/(2)/
                                                                                         AWARDS
  ----------------------------------------------------------------------------------------------------------------------------------
                                                                                                SECURITIES
      NAME AND               YEAR    SALARY     BONUS       OTHER ANNUAL        RESTRICTED      UNDERLYING
  PRINCIPAL POSITION                                      COMPENSATION/(1)/       STOCK          OPTIONS
                                                                                  AWARD          (SHARES)
 ----------------------------------------------------------------------------------------------------------------------------------
   Verne B. Churchill       1995   $206,100    $105,000      $   6,568              0              0              $  3,380
                            1994   $196,300    $ 87,000      $   6,085              0              0              $  3,380
      Chairman and          1993   $188,656    $ 80,000      $   4,557              0              0              $  6,399
 Chief Executive Officer    1992   $188,656    $ 34,000      $   4,897              0            6,000            $      0
                            1991   $188,656    $ 42,782      $   5,977              0            4,000            $  7,021
 -----------------------------------------------------------------------------------------------------------------------------------
     Thomas H. Payne        1995   $181,620    $105,000      $  12,406              0              0              $  3,380
                            1994   $172,964    $ 87,000      $  11,863              0              0              $  3,380
      President and         1993   $166,244    $ 80,000      $   6,825              0              0              $  5,859
 Chief Operating Officer    1992   $166,244    $ 34,000      $   4,617              0           15,000            $      0
                            1991   $166,244    $ 35,084      $   4,849              0            4,000            $  6,757
  ----------------------------------------------------------------------------------------------------------------------------------
    Glenn W. Schmidt        1995   $171,882    $ 75,000      $  10,713              0              0              $  3,380
                            1994   $163,684    $ 62,000      $  12,594              0              0              $  3,380
 Executive Vice President   1993   $157,300    $ 56,000      $   5,576              0              0              $  5,478
                            1992   $157,300    $ 30,000      $   5,257              0            6,000            $      0
                            1991   $156,680    $ 31,000      $   6,668              0            4,000            $  6,345
  ----------------------------------------------------------------------------------------------------------------------------------
   Sanford M. Schwartz      1995   $191,254    $ 20,000      $   9,600              0              0              $  3,380
                            1994   $182,130    $ 15,000      $  10,831              0              0              $  3,380
 Executive Vice President   1993   $175,032    $ 10,000      $   1,227              0              0              $  5,031
     and President of       1992   $ 84,150    $      0      $       0        $475,000/(3)/        0              $      0
Market Facts--New York, Inc.
 ----------------------------------------------------------------------------------------------------------------------------------
    Stephen J. Weber        1995   $143,262    $ 45,000      $  10,564              0              0              $  3,380
                            1994   $135,968    $ 40,000      $   9,944              0              0              $  3,380
  Senior Vice President     1993   $129,602    $ 35,000      $   4,735              0              0              $  4,604
                            1992   $123,412    $ 26,000      $   5,296              0            5,000            $      0
                            1991   $117,535    $ 25,000      $   4,856              0            3,500            $  4,543
 ----------------------------------------------------------------------------------------------------------------------------------

--------------
  (1) These amounts represent, for each of the Named Executives, transportation allowance payments or the value of his personal use of a Company car which is reported to the Internal Revenue Service as income, and quarterly reimbursements of interest paid on loans given to purchase Company stock. The total amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total annual salary and bonus for any of the Named Executives for any year shown.

  (2) These amounts represent, for each of the Named Executives, amounts contributed for their accounts pursuant to the Market Facts Profit Sharing Plan and the ESOP. Pursuant to the Profit Sharing Plan, the amounts credited to the Named Executives in 1995, 1994, 1993, 1992 and 1991, respectively, were as follows: Mr. Churchill, $6,666, $3,380, $3,049, $0, and $3,464; Mr. Payne, $6,666, $3,380, $2,779, $0, and $3,365; Mr.
      Schmidt, $6,666, $3,380, $2,589, $0, and $3,162; and Mr. Weber, $6,666,
      $3,380, $2,152, $0, and $2,269. Dr. Schwartz was credited with $6,666 in
      1995, $3,380 in 1994 and $2,365 in 1993.

      The Company made cash contributions to the ESOP in 1991 and 1995; shares of Company stock were contributed in 1993 and the Company did not make a contribution to the ESOP in 1992 and 1994. The equivalent shares that were contributed to the Named Executives in 1995, 1994, 1993, 1992 and 1991, respectively, were as follows: Mr. Churchill, 666 shares, 0 shares, 508 shares, 0 shares and 837 shares; Mr. Payne, 666 shares, 0 shares, 463 shares, 0 shares and 798 shares; Mr. Schmidt, 666 shares, 0 shares, 431 shares, 0 shares and 749 shares; and Mr. Weber, 666 shares, 0 shares, 358 shares, 0 shares and 535 shares. Dr. Schwartz received 666 shares in 1995, 0 shares in 1994 and 394 shares in 1993. Based on the closing price per share as of December 31 of each such year ($12.50, $8.00, $6.25, $3.75 and $4.25, respectively), the value of the contributions to each Named Executive was as follows: Mr. Churchill, $6,666, $0, $3,175, $0 and $3,557; Mr. Payne, $6,666, $0, $2,894, $0 and $3,392; Mr. Schmidt, $6,666,
      $0, $2,694, $0 and $3,183; and Mr. Weber, $6,666, $0, $2,238, $0 and
      $2,274. Dr. Schwartz received $6,666 in 1995, no contribution in 1994 and the value of his 1993 contribution was $2,463.

  (3) On July 6, 1992, in connection with the commencement of his employment with the Company, Dr. Schwartz was awarded 100,000 shares of Common Stock, subject to a ten-year vesting schedule. The amount shown is the value of such shares based on the closing price at the time of the award. The shares vest at the rate of 10,000 shares per year, commencing January 5, 1993 and ending January 5, 2002. Prior to vesting, the shares are subject to restrictions on transfer and forfeiture, if Dr. Schwartz's employment with the Company should terminate. As of December 31, 1995, Dr. Schwartz held 70,000 restricted shares with an aggregate value of $875,000, based on the closing price of the shares on December 31, 1995. Dr. Schwartz is entitled to receive dividends on the shares, whether or not they have vested. As of December 31, 1995, no shares of restricted stock were held by any of the other Named Executives.

STOCK OPTIONS

  Shown below is information with respect to the unexercised options to purchase the Company's Common Stock at fiscal year-end 1995 granted under the 1982 Incentive Stock Option Plan (the "1982 Plan") to the Named Executives. There were no options granted to the Named Executives during 1995 since the 1982 Plan expired as of May 1, 1992.

  Options granted pursuant to the 1982 Plan are not transferable except by will or under the laws of descent and distribution, and stock acquired through the exercise of an option may not be sold or otherwise transferred, except by will or pursuant to the laws of descent and distribution, for two years from the exercise date. All shares received upon the exercise of an option granted pursuant to the 1982 Plan bear an appropriate restrictive legend.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

-------------------------------------------------------------------------------------------------------------------
  NAME          SHARES           VALUE              NUMBER OF SECURITIES           VALUE OF UNEXERCISED
              ACQUIRED ON     REALIZED ($)         UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
               EXERCISE                              OPTIONS AT 12/31/95                AT 12/31/95
                                                  EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------
Churchill       4,000          $12,500                     6,000/0                      $ 75,000/$0
-------------------------------------------------------------------------------------------------------------------
Payne           4,000          $12,500                    15,000/0                      $187,500/$0
-------------------------------------------------------------------------------------------------------------------
Schmidt         4,000          $12,500                     6,000/0                      $ 75,000/$0
-------------------------------------------------------------------------------------------------------------------
Schwartz            0                0                         0/0                      $      0/$0
-------------------------------------------------------------------------------------------------------------------
Weber           3,500          $10,937                     5,000/0                      $ 62,500/$0
-------------------------------------------------------------------------------------------------------------------

                             EMPLOYMENT AGREEMENTS

  In October 1994, Messrs. Churchill, Schmidt and Schwartz entered into Employment Agreements (collectively the "Agreements") with the Company. Each Agreement has a three-year term of employment which commenced on October 25, 1994, the date the Board of Directors ratified and approved the Agreements. The Agreements provide for a base annual salary for Messrs. Churchill, Schmidt and Schwartz of $198,120, $165,204 and $183,820, respectively. These salaries may be adjusted to conform to alterations in the Company's compensation policy for officers. The Agreements also provide for reimbursement of expenses, the right to participate in the Company's benefit programs and eligibility for an annual bonus consistent with the provisions and goals set by the Board of Directors for each bonus year.

  In addition, each Agreement terminates upon the officer's death and may be terminated by the Company for cause, or upon the officer's disability, or by mutual agreement. If the Agreement is terminated due to the officer's death or if his death occurs prior to receipt of all payments under the Agreement, all such payment(s) shall be made to the officer's designated beneficiary or estate. The Agreements contain confidentiality and noncompete restrictions during the term of employment and for a period of one year thereafter. The Agreements also require the employee to reimburse the Company for any benefits provided under the Agreement which are disallowed as deductible expenses by the Internal Revenue Service on the grounds that they do not constitute a reasonable allowance or are deemed to be a waste of corporate assets by a court of competent jurisdiction.

                              CERTAIN TRANSACTIONS

  The Company provides loans to certain of its executive officers in the form of promissory notes and demand notes for the principle purpose of exercising stock options and purchasing stock of the Company. These loans bear interest at the prime rate quoted on a quarterly basis by Harris Trust and Savings Bank, Chicago, Illinois. The largest aggregate amount of the above indebtedness outstanding for any executive officer which exceeded $60,000 from January 1, 1995 to the date of this Proxy Statement was $79,562 for Mr. Timothy J. Sullivan, Vice President, Treasurer and Assistant Secretary of the Company. The outstanding principal balance on Mr. Sullivan's loan as of the date of this Proxy Statement was $71,462.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  At the Compensation Committee's request, Mr. Payne conferred with the Committee to make recommendations for 1995 bonuses for Messrs. Schmidt, Schwartz and Weber.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

  The Compensation Committee, throughout 1995 and subsequently, has been composed of Jack R. Wentworth, Chairman, Karen Predow-James and Wesley S. Walton.

  In April 1995, the Committee reviewed the salaries of the Named Executives and approved a five percent (5%) increase commencing March 1, 1995, for Messrs. Verne B. Churchill, Thomas H. Payne, Glenn W. Schmidt, Sanford M. Schwartz and Stephen J. Weber. These increases were in line with those made for client service unit managers and were considered appropriate in light of the progress of the Company.

  In January 1996, at the Committee's request, Mr. Payne, President, conferred with the Committee to make recommendations for 1995 bonuses for Messrs. Schmidt, Schwartz and Weber. Thereafter, the Committee independently determined these 1995 bonuses as set forth in the Summary Compensation Table. Mr. Weber's bonus was based in large part on the Company's bonus policy applicable to all Client Service Unit Managers, such as Mr. Weber. Under this policy, each Client Service Unit receives a bonus pool equal to a percentage of gross revenue and an additional payment equal to a percentage of net margin (net margin being defined as gross margin less unallocated overhead salaries plus late job costs). The bonus paid from the pool for each unit manager under this policy, is based upon the discretion of senior management, subject in the case of Mr. Weber to the judgment of the Committee.

  When Dr. Schwartz joined the Company in July 1992, the common stock incentive award described in note (3) to the Summary Compensation Table above was negotiated. There was no agreed bonus or formula for a bonus in light of the incentive nature of the common stock award. Nonetheless, in the judgment of management and the Committee, because of the financial and operational results achieved within the managerial assignments of Dr. Schwartz, bonuses for Dr. Schwartz were deemed appropriate in 1993 and 1994, and in the judgment of management and the Committee, a $20,000 bonus for 1995 was deemed appropriate.

  The 1995 bonuses for Messrs. Churchill, Payne and Schmidt were in large part based on the continued improved financial results of the Company in 1995. It was the view of the Committee that each of these individuals made a material contribution to the Company's financial and operational growth during 1995. Mr. Schmidt's 1995 bonus was also a reflection of his continued success in containing expenses and managing large-scale projects.

  Effective January 1, 1994, the allowable deduction for federal income tax purposes of compensation paid by the Company to the Named Executives is $1,000,000 per executive per year. This limitation does not apply to compensation that is based upon the attainment of performance goals or paid pursuant to a written contract that was in effect on February 17, 1993. These limitations have not affected the Company's ability to deduct all taxable compensation paid to its Named Executives and is not expected to affect these deductions in the foreseeable future.

  Except as otherwise described above, the Committee's determinations regarding 1995 compensation were not subject to specific criteria but were based upon more general criteria as the Committee in its discretion considered to be relevant, including the Committee's perception of the individual's performance and the overall financial and earnings performance of the Company.

Karen Predow-James
Wesley S. Walton
Jack R. Wentworth, Chairman

                            TOTAL RETURN COMPARISON

  The following graph sets forth a five-year comparison of cumulative total returns for: (i) the Company (which is traded on the Nasdaq/NMS); (ii) the Center for Research in Securities Prices ("CRSP") Index for Nasdaq Stock Market (U.S. Companies); and (iii) a Peer Group of companies listed on Nasdaq in 1995 that performs market research services (the "Peer Group"). In identifying the Peer Group, the Company reviewed a list of Nasdaq companies designated under the Standard Industrial Classification Code ("SIC Code") for "Business Consulting Service Companies" as well as companies listed under the SIC Codes for the subcategory "Commercial, Economic, Sociological, and Educational Research" included under the category entitled "Research, Development, and Testing Services" and the subcategory "Information Retrieval Services" included under the category "Computer Programming, Data Processing, and Other Computer Related Services." From the companies listed within one of these three SIC Codes, the Company selected those with business descriptions similar to that of the Company's for inclusion in the Peer Group. The Peer Group includes the following companies: American Business Information, Inc.; Find SVP, Inc.; M/A/R/C Group, Inc.; Market Facts, Inc.; NFO Research, Inc.; Opinion Research Corp.; and Total Research Corporation. All returns were calculated assuming dividend reinvestment and the returns of each company have been weighted according to market capitalization at the beginning of each period indicated.

               COMPARISON OF FIVE YEAR--CUMULATIVE TOTAL RETURNS

                    Performance Graph for Market Facts, Inc.
                                [APPEARS HERE]

-------------------------------------------------------------------------------------------
SYMBOL  CRSP TOTAL RETURNS INDEX:  12/31/90  12/31/91  12/31/92 12/31/93 12/30/94 12/29/95
-------------------------------------------------------------------------------------------
 .....   MARKET FACTS, INC.......... 100.0 ...  71.3 ....  71.7 .. 134.8 .. 165.4 .. 267.8
-.-.-   NASDAQ STOCK MARKET........ 100.0 ... 160.6 .... 186.9 .. 214.5 .. 209.7 .. 296.3
        (U.S. Companies)
- - -   Peer Group................. 100.0 ... 139.2 .... 200.7 .. 173.7 .. 208.5 .. 326.0
-------------------------------------------------------------------------------------------

Notes:
  A. The lines represent annual index levels derived from compounded daily returns that include all dividends.
  B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
  C. If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
  D. The index level for all series was set to 100.0 on 12/31/90.

             ITEM 2.  APPROVAL OF THE MARKET FACTS 1996 STOCK PLAN

  On February 2, 1996, the Company's Board of Directors approved, and recommended for adoption by the stockholders, the Market Facts 1996 Stock Plan (the "1996 Plan"). The purpose of the 1996 Plan is to provide non-employee directors and key employees (including officers) who have substantial responsibility for the direction and management of the Company with additional incentive to promote the success of the Company's business, to encourage such directors and key employees to remain in the service of the Company and to enable them to acquire proprietary interests in the Company. The following is a summary of the 1996 Plan. This summary, however, does not purport to be a complete description of the 1996 Plan. A copy of the 1996 Plan is attached to this proxy statement as Exhibit A.

  THE 1996 PLAN. The 1996 Plan provides for the granting of awards of incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and restricted stock ("Restricted Stock") (awards of ISOs and Restricted Stock sometimes hereinafter collectively referred to herein as "Awards") and authorizes a total of 350,000 shares of Common Stock to be awarded to Participants under the 1996 Plan in the form of ISOs, Restricted Stock or any combination thereof. As of March 1, 1996 the closing sale price of the Common Stock was ______ per share as reported by the Nasdaq Stock Market System.

  THE COMMITTEE. The committee administering the 1996 Plan (the "Committee") will grant from time to time Awards under the 1996 Plan to selected key employees (the "Participants") without payment by the Participant. The Committee also will administer the automatic, one-time Awards of Restricted Stock granted to non-employee directors according to the terms of the 1996 Plan. Presently, approximately 100 employees and four non-employee directors are eligible to participate in the 1996 Plan.

  Generally, members of the Committee may not, and may not have been for the year preceding their appointment, eligible to receive any awards of stock options, stock appreciation rights, restricted stock, phantom stock or any other equity securities under the 1996 Plan or any other plan of the Company or its affiliates.

  INCENTIVE STOCK OPTIONS. The 1996 Plan confers upon the Committee the authority to grant ISOs to any key employee of the Company and to determine the terms and conditions of each grant, including without limitation, the number of shares subject to each ISO and the ISO exercise price; provided, however, that the exercise price shall not be less than the fair market value of the Common Stock subject to the ISO on the date of grant. The exercise price shall not be less than 110% of such fair market value if the Participant is the beneficial owner of more than 10% of the Company's outstanding voting securities. Each ISO shall expire no later than four years from the Award date.

  RESTRICTED STOCK AWARDS. The 1996 Plan confers upon the Committee the authority to award Restricted Stock to any key employee of the Company and to determine the terms and conditions of each Award including, without limitation, the number of shares subject to the Award, the vesting schedule and any other restriction placed on the Restricted Stock. Awards of Restricted Stock will be issued to Participants without payment of consideration by Participants.

  Upon stockholder approval of the 1996 Plan, there shall be granted automatically a one-time Award of 4,000 shares of Restricted Stock to each non-employee director who has served on the Board of Directors continuously for the immediately preceding twelve months. Thereafter, each new non-employee director shall receive an automatic grant of a one-time Award of 4,000 shares of Restricted Stock upon such director's completion of twelve months continuous service on the Board of Directors. All terms and conditions of such automatic Awards will be determined by the terms of the 1996 Plan.

  Generally, the Participant shall have all of the rights of a stockholder of the Company with respect to his shares of Restricted Stock; provided however, that upon termination of employment with the Company or service on the Board of Directors, a Participant shall forfeit all unpaid accumulated dividends and all shares of Restricted Stock which have not yet vested. All certificates representing shares of Restricted Stock shall bear a legend referring to the restrictions on such shares until vesting. Upon completion of a vesting period and the fulfillment of any required conditions, restrictions upon the Restricted Stock will expire and new certificates representing unrestricted shares of Common Stock will be issued to the Participant at the Participant's request.

  THE MANNER OF EXERCISE. To exercise an ISO in whole or in part, a Participant must give written instruction to the Committee. The exercise price for ISOs granted under the 1996 Plan must be paid in cash.

  VESTING. Unless the Committee establishes a different vesting schedule at the time of grant, ISO Awards vest 100% after one year. The automatic grants of Restricted Stock to non-employee directors vest 20% as of the first January 10 following the Award date and continue to vest in 20% increments earned as of each succeeding January 10 thereafter, and will be 100% vested as of the fifth January 10 following the Award Date. Unless the Committee establishes a different vesting schedule at the time of grant, Restricted Stock Awards made to employees will vest according to the same schedule as the Restricted Stock Awards to non-employee directors. All Awards under the 1996 Plan become 100% vested upon a change in control of the Company.

  Generally, a change in control will be deemed to have occurred upon: (1) a person entering into a binding contract to acquire more than 40% of the outstanding voting securities of the Company; (ii) the Company entering into a binding contract to merge or consolidate with another person (other than a merger to change the Company's jurisdiction of incorporation or a combination or transfer of assets of the Company with or to a wholly-owned subsidiary); (iii) the Board approval of a liquidation or dissolution of the Company; or (iv) a person becoming (through a tender or exchange offer, open market or privately negotiated purchases or otherwise) the beneficial owner of 40% or more of the outstanding securities of the Company.

  NONTRANSFERABILITY. Awards are not transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. During a Participant's lifetime his ISOs may be exercised only by him.

  AMENDMENT; TERMINATION. The Board of Directors may amend the 1996 Plan at any time, but may not impair the rights of Participants with respect to any outstanding Awards without the consent of Participants, may not amend the 1996 Plan so as to extend the period in which a Participant may exercise an ISO, may not, in the absence of stockholder approval, change the aggregate number of shares that may be issued pursuant to the Awards granted, change the class of eligible employees, adopt any amendment affecting the exercise price, or materially increase benefits accruing to the Participants, and may not amend the terms of the automatic one-time Award made to non-employee directors more than once every six months, other than to comply with the Code.

  The 1996 Plan shall terminate ten years after the date it is approved by the stockholders. Termination of the 1996 Plan will not affect the rights of Participants with respect to any Awards granted before the termination date.

  AWARDS. The table below sets forth information with respect to determinable Awards of Restricted Stock which shall be granted to the non-employee director group upon stockholder approval of the 1996 Plan.

--------------------------------------------------------------------------------
                               NEW PLAN BENEFITS
--------------------------------------------------------------------------------
                                       MARKET FACTS, INC. 1996 STOCK PLAN
--------------------------------------------------------------------------------

NAME AND POSITION             DOLLAR VALUE/(1)/ ($)           NUMBER OF SHARES
--------------------------------------------------------------------------------

Non-Employee Director Group                                        16,000
--------------------------------------------------------------------------------

-----------------
(1) Based on the closing price per share of the Company's Common Stock of $_______________ as reported on the Nasdaq Stock Market on March 1, 1996.

  It is not possible to state the amount of Awards that will be received by any of the key employee Participants in the 1996 Plan since the grant of Awards are within the discretion of the Committee.

  FEDERAL TAX CONSEQUENCES.

  Incentive Stock Options. Neither the grant nor the exercise of an ISO will have an immediate tax consequence to the Participant or the Company. If the Participant exercises an ISO and does not dispose of the acquired Common Stock within two years after the date of the grant of the ISO, or within one year after the date of the transfer of the Common Stock to the Participant (the "Holding Period"), the Participant will realize no ordinary income, the Company will not be entitled to a tax deduction, and any gain or loss that is realized on the subsequent sale or taxable exchange of the Common Stock will be treated as a capital gain or loss. The exercise of the ISO does give rise to alternative minimum taxable income which may subject the Participant to the alternative minimum tax.

  If a Participant exercises an ISO and disposes of the acquired Common Stock before expiration of the Holding Period, the Participant's and the Company's tax treatment will be the same as if the Participant had exercised a nonqualified stock option. The Participant would realize ordinary income in an amount equal to the excess, if any, of the fair market value of such Common Stock on the date of exercise over the exercise price of the Common Stock and the Company would be entitled to a corresponding tax deduction in the same amount. In addition, the Participant may be required to make an adjustment to his alternative minimum taxable income.

  Restricted Stock. Generally, because of the risk of forfeiture prior to vesting (and certain other restrictions that may be imposed by the Committee), no taxable income will be recognized by the Participant upon an Award of Restricted Stock. At the time the restrictions lapse, the Participant will receive ordinary income, and the Company will be entitled to a deduction measured by the fair market value of the shares at the time of the lapse. Alternatively, the Participant may make an election under Section 83(b) of the Code, within 30 days of the date of issuance of the Restricted Stock, to be taxed at the time of issuance. Any Participant who makes such an election will recognize ordinary income on the date of issuance of the Restricted Stock equal to the fair market value of the shares of Restricted Stock at that time, and the Company will be entitled to an equivalent deduction. No additional income would then be recognized by the Participant upon the lapse of restrictions on the shares of Restricted Stock subject to the election, but if the shares are forfeited before the restrictions lapse, the Participant would not be entitled to a capital loss.

  Dividends paid to the Participant while the Restricted Stock remains subject to restrictions will be treated as compensation for federal income tax purposes.

  BOARD RECOMMENDATION

  Assuming a quorum is present, the affirmative vote of a majority of the shares of Common stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon is required to adopt the 1996 Stock Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ADOPTION OF THE MARKET FACTS 1996 STOCK PLAN.


 ITEM 3.  APPROVAL OF AN AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO
                       INCREASE AUTHORIZED COMMON STOCK

  The Company's Board of Directors has proposed and recommended the adoption of an amendment to the Company's Restated Certificate of Incorporation which would increase the number of authorized shares of Common Stock from 5,000,000 to 10,000,000. This amendment will not increase or otherwise affect the 500,000 shares of preferred stock which may be issued by the Company. The Board directed that the proposed amendment be submitted to a vote of the Company's stockholders.

  Of the 5,000,000 shares of Common Stock currently authorized, as of March 1, 1996, 1,926,769 shares were issued and outstanding. As of the same date, 182,468 shares were held in the Company's treasury, and there were 2,890,763 shares authorized but unissued, of which 76,000 shares were reserved for issuance under the Company's 1982 Incentive Stock Option Plan. In addition, the Company's 1996 Stock Plan, if approved, reserves for issuance 350,000 shares of Common Stock.

  The Board of Directors believes that the Company may not have sufficient uncommitted shares for use in future transactions involving the issuance of shares of the Company's Common Stock. The additional shares of Common Stock, if so authorized, could be used at the discretion of the Board of Directors without any further action by the stockholders, except as required by applicable law or regulation, in connection with acquisitions, stock dividends or splits, financings and other corporate purposes. Though the Company has no current plans to issue shares for any of these purposes, it may in the near term consider stock dividends or acquisitions involving shares of Common Stock as consideration. Shares of Common Stock will be issued only upon a determination by the Board of Directors that a proposed issuance is in the best interests of the Company. The issuance of additions shares of Common Stock may cause a dilution in the equity and earnings of the present stockholders.

  In addition, the issuance of additional shares of Common Stock of the Company might dilute the percentage of stock ownership of persons seeking to acquire a given fraction of the Company's outstanding stock, and in this respect, may be considered to have an anti-takeover effect. Such uses of the Common Stock could limit or preclude the participation of the Company's stockholders in certain types of transactions in which stockholders might receive, for at least some of their shares, a substantial premium above the market price at the time a tender offer or other acquisition transaction is made, and could enhance the ability of present Company management to retain their positions, whether or not removal of such management is considered to be beneficial to the stockholders. The Board of Directors of the Company has no current intention to use the Common Stock for any such purpose and is unaware of any specific effort to obtain control of the Company.

  If the amendment is adopted by the stockholders, the first paragraph of Article FOURTH of the Company's Restated Certificate of Incorporation will read as follows:

  "FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 10,500,00 shares, of which 500,000 shares shall be Preferred Stock of no par value (hereinafter called "Preferred Stock"), and 10,000,000 shares shall be Common Stock of the par value of $1.00 per share (hereinafter called "Common Stock")."

  Proxies will be voted for or against approval of the amendment to the Company's Restated Certificate of Incorporation in accordance with the specifications marked thereon, and will be voted in favor of approval if no specification is made. Assuming a quorum is present, approval of the amendment increasing the number of authorized shares of Common Stock requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO INCREASE THE AUTHORIZED COMMON STOCK.


                                 VOTE REQUIRED

  Presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Assuming a quorum is present, the affirmative vote by the holders of a plurality of the shares represented and entitled to vote will be required to act on the election of directors, the affirmative vote by the holders of a majority of the shares represented and entitled to vote will be required to act upon approval of the 1996 Stock Plan, the affirmative vote by the holders of a majority of the shares outstanding will be required to act upon approval of the proposed amendment to the Company's Restated Certificate of Incorporation, and the affirmative vote by the holders of a majority of the shares represented and entitled to vote will be required to act on all other matters to come before the Annual Meeting. A broker non-vote is not counted in determining voting results. If a shareholder, present in person or by proxy, abstains on any matter, the shareholder's shares will not be voted on such matter. Thus, an abstention from voting on a matter has the same legal effect as a vote "AGAINST" the matter.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Since December of 1990, the Company has engaged the firm of KPMG Peat Marwick LLP as its independent public accountants. A representative from this firm will be present at the Annual Meeting of Stockholders, and will be available to respond to appropriate questions from the stockholders if the need arises, or make a statement if the representative desires to do so. It is anticipated that this firm will be engaged as the Company's independent public accountants in 1996.

                     BOARD OF DIRECTORS AND COMMITTEE DATA

  During 1995, five Board meetings were held. All directors of the Company attended all of the Board meetings held during the year with the exceptions of Messrs. Boyd and Rounds, who attended four of the meetings.

  The Board of Directors does not have a standing nominating committee. Its Audit Committee, which held two meetings during 1995, consisted of Mr. Boyd as Chairman, Dr. Wentworth and Mr. Schmidt. All three members of this committee attended both meetings. The duties of the Audit Committee are to advise the Company on its engagement of independent public accountants, and to review all reports of the Company's audit performed by its independent public accountants.

  In 1995 its Compensation Committee consisted of Dr. Wentworth as Chairman, Mr. Walton and Dr. Predow-James. The functions performed by the Compensation Committee are to establish the compensation and benefits for each of the Named Executives. The Compensation Committee held two in 1995 meetings, and all three members of this committee attended both meetings.

  Throughout 1995, the Company maintained an arrangement whereby directors who are not officers and employees of the Company each received an attendance fee of $3,000 for each director's meeting at which they were present. Such directors who are members of the Audit or Compensation Committee received an additional $1,500 for each meeting of the Audit and/or Compensation Committees at which they were present. Directors who are also officers and employees of the Company are not paid for their services as directors as such, nor for the attendance at board or committee meetings. No director received more than the standard arrangement for services as a director during the last fiscal year.


                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be included in the Company's proxy statement and form of proxy relating to, and to be presented at, the Annual Meeting of Stockholders of the Company to be held in 1997, must be received by the Company on or before December 1, 1996.

                                 OTHER MATTERS

  The Board of Directors is not aware of any matters that will come before the meeting other than the matters described herein. However, if other matters do properly come before the meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

  Stockholders who do not expect to attend the meeting in person are urged to indicate their choices and sign, date and return the enclosed proxy as soon as possible.



                      By Order of the Board of Directors,



            Verne B. Churchill              Thomas H. Payne
            Chairman, Board of Directors    President and
            and Chief Executive Officer     Chief Operating Officer



Arlington Heights, Illinois
March 21, 1996


================================================================================
 MARKET FACTS WILL BE PLEASED TO MAKE ITS ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE, UPON REQUEST IN WRITING TO THE CORPORATE ASSISTANT SECRETARY.
================================================================================

                                                                       ---------
                                                                       EXHIBIT A
                                                                       ---------


                          MARKET FACTS 1996 STOCK PLAN


1. Preamble
   --------

  Market Facts, Inc. a Delaware corporation (the "Company") hereby establishes the Market Facts 1996 Stock Plan the ("Plan") as a means whereby the Company may, through awards of (i) incentive stock options ("ISOs") within the meaning of Section 422 of the Code, and (ii) restricted stock ("Restricted Stock"):

  (a) provide directors and key employees who have substantial responsibility for the direction and management of the Company with additional incentive to promote the success of the Company's business;

  (b) encourage such directors and employees to remain in the service of the Company; and

  (c) enable such directors and employees to acquire proprietary interests in the Company.

  The provisions of this Plan do not apply to or affect any option, stock, stock appreciation right, restricted stock or phantom stock heretofore or hereafter granted under any other stock plan of the Company, and all such options, stock, stock appreciation rights, restricted stock or phantom stock continue to be governed by and subject to the applicable provisions of the plan under which they were granted.

2. Definitions and Rules of Construction
   -------------------------------------

  2.01 "Award" means the grant of Options and/or Restricted Stock to a Participant.

  2.02 "Award Date" means the date upon which an Option or shares of Restricted Stock is awarded to a Participant under the Plan.

  2.03 "Board" or "Board of Directors" means the board of directors of the Company.

  2.04 "Code" means the Internal Revenue Code of 1986, as it exists now and as it may be amended from time to time.

  2.05 "Committee" means two or more directors elected by the Board of Directors from time to time. No member of the Committee shall have, at any time within one year prior to his appointment to the Committee, received, and during a Committee member's term of service on the Committee, no such member shall receive or be eligible to receive, any stock options, stock appreciation rights, restricted stock, phantom stock or any other equity securities under the Plan or any other plan maintained by the Company or any of its affiliates, except as permitted pursuant to the provisions of Rule 16b-3(c)(2)(i) of the Securities Exchange Act of 1934 or any successor rule thereof.

  2.06 "Common Stock" means the common stock of the Company, par value $1.00 per share.

  2.07 "Company" means Market Facts, Inc., a Delaware corporation, and any successor thereto.

  2.08 "Exchange Act" shall mean the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

  2.09 "Fair Market Value" means the closing sale price for Common Stock as of the close of business on that day, or if there have been no transactions or trading on that day, on the first day preceding that day on which there has been a transaction (as reported by the Nasdaq Stock Market System or any securities exchange or automated quotation system of a registered securities association on which the Common Stock is then traded or quoted).

  2.10 "ISO" means incentive stock options within the meaning of Section 422 of the Code.

  2.11 "Option" means the right of a Participant to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan.

  2.12 "Option Price" means the price per share of Common Stock at which an Option may be exercised.

  2.13 "Participant" means an individual to whom an Award has been granted under the Plan.

  2.14 "Plan" means the Market Facts, Inc. 1996 Stock Plan, as set forth herein and from time to time amended.

  2.15 "Restricted Stock" means Common Stock awarded to a Participant pursuant to Section 7 of this Plan.

  2.16 "Subsidiary" means any entity of which the Company owns or controls more than 50 percent of (i) the outstanding capital stock, or (ii) the combined voting power of all classes of stock.

  2.17 Rules of Construction

  2.17.1 Governing Law. The construction and operation of this Plan are governed by the laws of the State of Illinois.

  2.17.2 Undefined Terms. Unless the context requires another meaning, any term not specifically defined in this Plan is used in the sense given to it by the Code.

  2.17.3 Headings. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

  2.17.4 Conformity with Section 422. The ISOs issued under this Plan are intended to qualify as incentive stock options described in Section 422 of the Code and all provisions of the Plan relating to the ISOs shall be construed in conformity with this intention.

  2.17.5 Gender. Unless clearly inappropriate, all nouns of whatever gender refer indifferently to persons or objects of any gender.

  2.17.6 Singular and Plural. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

  2.17.7 Severability. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions are to continue in full force and effect and to be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

3.  Stock Subject to the Plan
    -------------------------

  Except as otherwise provided in Section 10, the aggregate number of shares of Common Stock that may be issued under Options or as Restricted Stock through this Plan may not exceed 350,000 shares. Reserved shares may be either authorized but unissued shares or treasury shares, in the Board's discretion. If any Awards of Options and Restricted Stock hereunder shall terminate or expire, as to any number of shares, new Options, and Restricted Stock may thereafter be awarded with respect to such shares.

4.  Administration
    --------------

  The Committee shall administer the Plan. All determinations of the Committee are made by a majority vote of its members. The Committee's determinations are final and binding on all Participants.

  In addition to any other powers set forth in this Plan, the Committee has the following powers:

  (a) to construe and interpret the Plan;

  (b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

  (c) subject to the express provisions of the Plan, to select the individuals who will receive Awards, the times when they will receive them, the number of Options and or shares of Restricted Stock to be subject to each Award, the Option Price, expiration date applicable to each Award, and other terms and provisions and restrictions of the Awards (which need not be identical) and to amend or modify any of the terms of outstanding Awards;

  (d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any Awards;

  (e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Awards granted thereunder as it may deem necessary or advisable;

  (f) to determine the form in which tax withholding under Section 13 of this Plan will be made (i.e., cash, Common Stock or a combination thereof).

5.  Eligibility
    -----------

  Present and future officers and key employees of the Company shall be eligible to participate in the Plan. Directors of the Company shall also be eligible to participate in the Plan; provided, however, that (i) any employee director serving on the Committee shall not be eligible to participate in the Plan during his period of service on the Committee; and (ii) any non-employee director shall be entitled only to receive the non-discretionary Restricted Stock Award made in accordance with Section 7.2 of this Plan. The Committee from time to time shall select those eligible employees who shall be designated as Participants and shall designate in accordance with the terms of the Plan the number, if any, of ISOs or Restricted Stock or any combination thereof, to be awarded to each Participant.

6.  Terms and Conditions of Incentive Stock Options
    -----------------------------------------------

  Subject to the terms of the Plan, the Committee, in its discretion, may award an ISO to any employee Participant. Each ISO shall be evidenced by an agreement, in such form as is approved by the Committee, and shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:

  (a) Option Period. Each ISO will expire as of the earliest of:

      (i)   the date on which it is forfeited under the provisions of Section 9;

      (ii)  four (4) years from the Award Date;

      (iii) immediately upon the Participant's termination of employment with the Company and any parent and Subsidiary of the Company for cause;

      (iv) three (3) months after the Participant's termination of employment with the Company and any parent and Subsidiary of the Company for any reason other than for cause or death or total and permanent disability;

      (v) twelve (12) months after the Participant's death or total and permanent disability; or

      (vi) any other date (within the limits of the Code) specified by the Committee when the ISO is granted.

  (b) Option Price. The Option Price shall be determined by the Committee at the time an ISO is granted, and shall be no less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the ISO on the Award Date; provided, however, that if an ISO is granted to a Participant who, immediately before the grant of the ISO, owns stock representing more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, the Option Price shall be at least 110 percent of the Fair Market Value of the Common Stock subject to the ISO on the Award Date.

  (c) Vesting. Unless otherwise determined by the Committee and set forth in the Award agreement, ISO Awards shall vest in accordance with Sections 9.1 and
      9.3 and a Participant shall forfeit each ISO which has not vested pursuant to Section 9.1 or Section 9.3 as of the date his employment with the Company is terminated.

  (c) Other Option Provisions. The form of ISO authorized by the Plan may contain such other provisions as the Committee may, from time to time, determine; provided, however, that such other provisions may not be inconsistent with any requirements imposed on incentive stock options under Code Section 422 and related Treasury regulations.

7.  Terms and Conditions of Restricted Stock Awards
    -----------------------------------------------

  7.1 Employees. Subject to the terms of the Plan, the Committee, in its discretion, may award Restricted Stock to any employee Participant at no additional cost to the Participant. All shares of Common Stock awarded to employee Participants under the Plan as Restricted Stock shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

  (a) Restricted Period. Shares of Restricted Stock awarded under this Section
      7.1 may not be sold, assigned, transferred, pledged or otherwise encumbered before they vest.

  (b) Vesting. Unless otherwise determined by the Committee and set forth in a Participant's Restricted Stock Award agreement, Restricted Stock Awards under this Section 7.1 shall vest in accordance with Sections 9.2(a) and
      9.3. A Participant shall forfeit all unpaid accumulated dividends and all shares of Restricted Stock which have not vested pursuant to his Restricted Stock Award agreement or Section 9.2(a) or Section 9.3 as of the date that his employment with the Company is terminated.

  (c) Certificate Legend. Each certificate issued in respect of shares of Restricted Stock awarded under this Section 7.1 shall be registered in the name of the Participant and shall bear the following (or a similar) legend until such shares have vested:

      "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) relating to Restricted Stock contained in Section 7.1 of the Market Facts 1996 Stock Plan and an Agreement entered into between the registered owner and Market Facts, Inc. Copies of such Plan and Agreement are on file at the principal office of Market Facts, Inc."

  (d) Stockholder Rights. Subject to the foregoing restrictions, each Participant shall have all the rights of a stockholder with respect to his shares of Restricted Stock including, but not limited to, the right to vote and to receive dividends on such shares.

  7.2 Nondiscretionary Awards to Non-Employee Directors. Upon approval of the Plan by the stockholders of the Company in accordance with Section 15, there shall be granted automatically to each person who is then serving and who has continuously served for the preceding 12 months on the Board as a non-employee director a one-time Award of 4,000 shares of Restricted Stock. Thereafter, during the term of the Plan, there shall be granted automatically to any new non-employee director upon his or her completion of 12 months continuous service on the Board, a one-time Award of 4,000 shares of Restricted Stock, subject to the terms and conditions of this Section 7.2.

       The automatic Awards set forth in this Section 7.2 shall be made as soon as practicable after the conditions precedent to the Awards are satisfied.

       All shares of Common Stock awarded under the Plan as Restricted Stock to non-employee director Participants shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

  (a) Restricted Period. Shares of Restricted Stock awarded under this Section
      7.2 may not be sold, assigned, transferred, pledged or otherwise encumbered before they vest.

  (b) Vesting. Restricted Stock awards under this Section 7.2 shall vest in accordance with the terms of Sections 9.2(b) and 9.3. A Participant shall forfeit all unpaid accumulated dividends and all shares of Restricted Stock which have not vested pursuant to Section 9.2(b) or Section 9.3 as of the date his service on the Board is terminated.

  (c) Certificate Legend. Each certificate issued in respect of shares of Restricted Stock awarded under this Section 7.2 shall be registered in the name of the Participant and shall bear the following (or a similar) legend until such shares have vested:

      "The transferability of this certificate is subject to the terms and conditions (including forfeiture) relating to Restricted Stock contained in Section 7.2 of the Market Facts 1996 Stock Plan and an Agreement entered into between the registered owner and Market Facts, Inc. Copies of such Plan and Agreement are on file at the principal office of Market Facts, Inc."

  (d) Stockholder Rights. Subject to the foregoing restrictions, each Participant shall have all the rights of a stockholder with respect to his shares of Restricted Stock including, but not limited to, the right to vote and to receive dividends on such shares.

8.  Manner of Exercise of Options
    -----------------------------

  To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee, stating the number of shares with respect to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price in cash.

9.  Vesting
    -------

  9.1 Options. A Participant may not exercise an Option until it has become vested. The following schedule applies to any Award of Options under this Plan unless the Committee establishes a different vesting schedule on the Award Date:

-------------------------------------
  NUMBER OF YEARS
 SINCE AWARD DATE   VESTED PERCENTAGE
-------------------------------------
  Fewer than one          None
-------------------------------------
   One or more            100%
-------------------------------------


       Regardless of the period elapsed since the Award Date, a Participant's Awards become fully vested if his employment with the Company and any parent and Subsidiary terminates for any of the following reasons:

  (a) retirement on or after his sixty-fifth (65th) birthday;

  (b) retirement on or after his fifty-fifth (55th) birthday with consent of the Company;

  (c) retirement at any age on account of total and permanent disability as determined by the Company; or

  (d) death.

  If a Participant's employment with the Company is terminated for any other reason, any Awards that are not yet vested are forfeited. A transfer from the Company to a Subsidiary or affiliate, or vice versa, is not a termination of employment for purposes of this Plan.

  9.2 Restricted Stock. A Participant may not sell, transfer, reassign, pledge or otherwise encumber or dispose of any share of Restricted Stock until it is vested.

  (a) Employees. The Committee shall establish the vesting schedule to apply to any Award of Restricted Stock granted under the Plan to an employee Participant, and in the absence of such a vesting schedule, such Award shall vest in accordance with the schedule contained in Section 9.2(b).

      Regardless of the period elapsed since the Award Date, a Participant's Awards become fully vested if his employment with the Company and any parent and Subsidiary terminates due to: (i) retirement on or after his sixty-fifth (65th) birthday; (ii) retirement on or after his fifty-fifth
      (55th) birthday with consent of the Company; (iii) retirement at any age on account of total and permanent disability as determined by the Company; or (iv) death.

  If a Participant terminates employment with the Company for any other reason, he forfeits any Awards that are not yet vested. A transfer from the Company to a Subsidiary or affiliate, or vice versa, is not a termination of employment for purposes of this Plan.

  (b) Non-Employee Directors. An Award of Restricted Stock granted under Section
      7.2 to a non-employee director shall become 20% vested as of the first January 10 following the Award Date. Thereafter, the Award shall vest in 20% increments earned as of each succeeding January 10. The Award shall be 100% vested as of the fifth January 10 following the Award Date.

      Regardless of the period elapsed since the Award Date, a non-employee director Participant's Award of Restricted Stock shall become fully vested if his service on the Board terminates as a result of death or total and permanent disability. If a non-employee director Participant's service on the Board terminates for any other reason, any portion of the Award not yet vested shall be forfeited.

  9.3 Vesting Upon Change In Control. Notwithstanding anything herein to the contrary, to the extent allowed in the last sentence of this Section 9.3, all Awards will become vested and exercisable upon the effective date of a "Change In Control" and will remain exercisable during the thirty (30) days following the effective date of the Change In Control, after which the original vesting terms shall again govern with respect to any unexercised portion of such Awards that remain outstanding. As used in this paragraph, "Change In Control" occurs upon any of the following events:

  (a) a Person enters into a binding contract that, if consummated, would result in the Person "beneficially owning" (as defined in Rule 13d-3 under the Exchange Act) an aggregate number of Voting Shares entitled to exercise more than 40% of the total voting power of all outstanding Voting Shares (including any Voting Shares that are not then outstanding of which such person or group is deemed the beneficial owner);

  (b) the Company executes a binding contract that would result, if consummated, in any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another Person (other than (i) a merger which is effected solely to change the jurisdiction of incorporation of the Company or (ii) any consolidation with or merger of the Company into a wholly-owned Subsidiary of the Company, or any sale or transfer by the Company of all or substantially all of its assets to one or more of its wholly-owned Subsidiaries) in any one transaction or a series of transactions;

  (c) the Board of Directors of the Company takes action approving the liquidation or dissolution of the Company; or

  (d) a Person, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger, consolidation or otherwise, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 40% or more of the combined voting power of the then outstanding Voting Shares of the Company.

For purposes of this Section 9.3, "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or any political subdivision thereof or any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act; "Voting Shares" shall mean all outstanding shares of any class or classes (however designated) of capital stock of the Company entitled to vote generally in the election of members of the Board of Directors; and in no event will a Change In Control be deemed to have occurred as a result of any purchase of Voting Shares by the Company pursuant to any self-tender offer, open market purchases, privately negotiated purchases, or otherwise.

Any Plan Award or portion thereof which, when aggregated with all other compensation contingent upon a change in ownership or control of the Company, would cause a Participant to receive a "parachute payment," as defined in
Section 280G of the Code, shall continue to vest according to the vesting schedule contained in this Section 9 or according to the vesting schedule contained in the agreement relating to the Award.

10.  Adjustments to Reflect Changes in Capital Structure
     ---------------------------------------------------

  If there is any change in the corporate structure or shares of the Company, the Committee may make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Plan and, with respect to outstanding Awards, in the number and kind of shares covered thereby and in the applicable Option Price. For the purpose of this
Section 10, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, separation, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

11.  Nontransferability of Awards
     ----------------------------

  Awards under the Plan are not transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. During a Participant's lifetime, his Options may be exercised only by him.

12.  Rights as Stockholder
     ---------------------

  No Common Stock may be delivered upon the exercise of any Option until full payment has been made. A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares.

13.  No Right to Employment
     ----------------------

  Participation in the Plan will not give any Participant a right to be retained as an employee of the Company or its parent or subsidiaries, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

14.  Amendment of the Plan
     ---------------------

  The Board of Directors may from time to time amend or revise the terms of this Plan in whole or in part and may, without limitation, adopt any amendment deemed necessary; provided, however, that (a) no change in any Award previously granted to a Participant may be made that would impair the rights of the Participant without the Participant's consent, (b) no amendment may extend the period in which a Participant may exercise an ISO beyond the period set forth in Section 6(a)(ii), (c) the Board of Directors may not, without approval by the holders of a majority of the shares of the Company present at a stockholders meeting, (i) change the aggregate number of shares that may be granted pursuant to Options and Restricted Stock granted under the Plan (except in accordance with the provisions of Section 10), (ii) change the class of eligible employees who may receive Awards under the Plan, (iii) adopt any amendment affecting the Option Price at which Options may be granted, or (iv) materially increase benefits accruing to Participants under the Plan, and (d) the terms of the non-discretionary Awards provided in Section 7.2 may not be amended more than once every six (6) months, other than to comply with changes in the Code.

15.  Stockholder Approval
     --------------------

  Operation of the Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Plan is adopted by the Board of Directors in accordance with Rule 16b-3(b) of the Exchange Act. If such stockholder approval is obtained at a duly held stockholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the shares of the Company present at the meeting or represented and entitled to vote thereon. The approval of such stockholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

16.  Conditions Upon Issuance of Shares
     ----------------------------------

  An Option shall not be exercisable, a share of Common Stock shall not be issued pursuant to the exercise of an Option, and Restricted Stock shall not be awarded until such time as the Plan has been approved by the stockholders of the Company and unless the award of Restricted Stock, exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national securities association upon which the shares of Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

  As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

17.  Effective Date and Termination of Plan
     --------------------------------------

  17.01 Effective Date. This Plan is effective as of the later of the date of its adoption by the Board of Directors, or the date it is approved by the stockholders of the Company, pursuant to Section 15 hereof.

  17.02 Termination of the Plan. The Plan shall terminate ten years after the Effective Date with respect to any shares that are not then subject to Options or Restricted Stock. Termination of the Plan will not affect the rights and obligations of any Participant with respect to Awards granted before termination.

18.  Fail-Safe Provision
     -------------------

  With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as Participants subject to Section 16 are concerned.

                              MARKET FACTS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 24, 1996

The undersigned hereby constitutes and appoints VERNE B. CHURCHILL, THOMAS H. PAYNE, and WESLEY S. WALTON, or any one or more of them, Proxies, with full power of substitution, to vote for the undersigned the shares of Common Stock of MARKET FACTS, INC., registered in the name of the undersigned at the Annual Meeting of Stockholders of said corporation to held on April 24, 1996, and at any and all adjournments thereof, upon the following matters more fully described in the Proxy Statement:

   (1) FOR ( ) VOTE WITHHELD FROM ( ) the election as Directors of LAWRENCE W. LABASH, THOMAS H. PAYNE, SANFORD M. SCHWARTZ and WESLEY S. WALTON.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH
                           THE NOMINEE'S NAME ABOVE.

   (2) FOR ( ) AGAINST ( ) ABSTAIN FROM VOTING ON ( ) approval of the proposed Market Facts 1996 Stock Plan.

   (3) FOR ( ) AGAINST ( ) ABSTAIN FROM VOTING ON ( ) approval of the proposed amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 5,000,000 to 10,000,000.

   (4) In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED, OR THE VOTE WILL BE WITHHELD, IN ACCORDANCE WITH ANY SPECIFICATION MADE HEREIN. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE ABOVE DIRECTORS, "FOR" APPROVAL OF THE 1996 STOCK PLAN AND "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

                                                      -------------------------
                                                      PLEASE SIGN ON OTHER SIDE
                                                      -------------------------



                          (CONTINUED FROM OTHER SIDE)

Receipt of the Annual Report of the Company and of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated March 21, 1996 is hereby acknowledged.

The powers hereby granted may be exercised by a majority of said proxies or their substitute or substitutes present and acting at said Annual Meeting or any adjournment thereof or, if only one be present and acting, then by that one. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting.

                                         PROXY SOLICITED ON BEHALF
                                         OF THE BOARD OF DIRECTORS.

                                         PLEASE SIGN HERE:

                                                                         (SEAL)
                                         --------------------------------
                                                                         (SEAL)
                                         --------------------------------

                                         Dated and Signed                , 1996
                                                         ----------------
                                         The signature to this proxy should
                                         conform to the name as shown. Stock
                                         registered jointly must be signed by
                                         all parties in whose name such stock is
                                         registered. When signing as attorney,
                                         executor, administrator, trustee or
                                         guardian, give your title as such. If
                                         signer is a corporation, please sign
                                         full corporate name by authorized
                                         officer.